UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018 (March 15, 2018)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2018, Genesco Inc., a Tennessee corporation (the “Company”), entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC (“Legion Partners”), 4010 Capital, LLC (“4010 Capital”) and each of the persons listed on the signature page thereto, together with Legion Partners and 4010 Capital, the “Investor Group.”  As of the date of the Cooperation Agreement, the Investor Group has represented to the Company that it is deemed to beneficially own shares common stock of the Company, par value $1.00 per share (the “Common Stock”), totaling, in the aggregate, 1,065,234 shares or approximately 5.3% of the Common Stock outstanding as of April 24, 2018.

The Cooperation Agreement provides, among other things, that the size of the Board of Directors of the Company (the “Board”) will be increased from ten to twelve and that Ms. Marjorie L. Bowen and Mr. Joshua E. Schechter (or their replacements, collectively, the “New Directors”) will be appointed to the Board on April 24, 2018 and will be nominated as a candidates for re-election to the Board at the Company’s 2018 annual meeting of shareholders. The Cooperation Agreement also provides that the New Directors or their replacements will be appointed to the Strategic Alternatives Committee of the Board (the “Committee”). Pursuant to the Cooperation Agreement, the Company also agreed that the Committee will undertake an updated review of strategic alternatives and that the Board will consider in good faith, with the advice of its financial advisors, returning all or a substantial portion of the net proceeds from any sale of the Lids Sports Group to shareholders, including through share repurchases and/or a special dividend.  In addition, pursuant to the Cooperation Agreement, the size of the Board will be reduced from twelve to eleven members immediately following the Company’s 2018 annual meeting of shareholders (and the size of the Board will not increase to more than eleven through the expiration of the Standstill Period (as defined below)).

Under the terms of the Cooperation Agreement, the Investor Group agreed not to nominate any director candidates to stand for election at the Company’s 2018 Annual Meeting. In addition, the Cooperation Agreement provides that, at the 2018 Annual Meeting and at any meeting of the Company’s shareholders held prior to the expiration of the Standstill Period, the Investor Group will vote all of their shares of Common Stock in favor of the election of directors nominated by the Board and otherwise in accordance with the Board’s recommendation, subject to certain exceptions for extraordinary transactions and certain matters with a contrary recommendation from Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC.

The Cooperation Agreement includes certain restrictions applicable from April 24, 2018 until the date that is ten business days prior to the expiration of the advance notice period for the submission of shareholder nominations of directors for the 2019 annual meeting of shareholders pursuant to the Company’s Amended and Restated Bylaws (the “Standstill Period”). During the Standstill Period, the Investor Group is restricted from, among other things, engaging in any solicitation of proxies or written consents to vote any voting securities of the Company, and from acquiring any securities of the Company that would result in the Investor Group, in the aggregate, having beneficial ownership of more than 10% of the Company’s outstanding Common Stock. The Investor Group has also agreed to certain non-disparagement provisions.

Under the terms of the Cooperation Agreement, the Company has also agreed to reimburse the Investor Group for its reasonable documented out-of-pocket third party expenses, including legal fees and expenses, as actually incurred in connection with the Investor Group’s involvement with the Company prior to April 24, 2018 and the negotiation and execution of the Cooperation Agreement in an amount not to exceed $60,000.00.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

As described in Item 1.01, the size of the Board has been increased from ten to twelve members, and Mr.

Schechter and Ms. Bowen have been appointed to the Board and to the Committee. Each of Mr. Schechter and Ms. Bowen will be compensated according to the Company’s standard compensation policy for non-employee directors. The compensation policy for directors is described under the heading “Director Compensation” in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 12, 2017, except that on April 23, 2018, the Board determined to reduce compensation for all directors by fifteen percent for the balance of the fiscal year.

No family relationships exist between either of Ms. Bowen or Mr. Schechter and any of the Company’s other directors or executive officers. There are no arrangements between either of Ms. Bowen or Mr. Schechter and any other person pursuant to which such person was appointed as a member of the Board other than as described in Item 1.01, nor are there any transactions to which the Company is or was a participant and in which either of Ms. Bowen or Mr. Schechter has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01          Regulation FD Disclosure.

A copy of the press release issued by the Company on April 25, 2018 announcing the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement dated April 24, 2018, among Genesco Inc., Legion Partners Asset Management, LLC, 4010 Capital, LLC and each of the persons listed on the signature page thereto.
99.1	Genesco Inc.’s Press Release issued April 25, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: April 25, 2018	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

10.1	Cooperation Agreement dated April 24, 2018, among Genesco Inc., Legion Partners Asset Management, LLC, 4010 Capital, LLC and each of the persons listed on the signature page thereto

99.1	Press Release issued by Genesco Inc. dated April 25, 2018